Exhibit 99.2

PowerUp Acquisition Corp. Announces Closing of $287,500,000 Initial Public Offering Including Full Exercise of Over-Allotment Option

New York, NY, February 23, 2022

PowerUp Acquisition Corp. (the “Company”), a newly incorporated blank check company, announced today the closing of its initial public offering of 28,750,000 units, including 3,750,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $287,500,000.

The Company’s units commenced trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “PWUPU” on February 18, 2022.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The focus of the team is to identify and acquire a business within the interactive media, digital media, sports, entertainment, and/or leisure, with a particular focus on video gaming, gaming adjacent, and new metaverse video gaming businesses. The management team is led by Bruce Hack, Jack Tretton, Michael Olson and Gabriel Schillinger. Mike Vorhaus serves as senior advisor.

Each unit consists of one Class A ordinary share and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on Nasdaq under the symbols “PWUP” and “PWUPW,” respectively.

Citigroup Global Markets Inc. is acting as sole book-running manager for the offering and Odeon Capital Group, LLC is acting as co-manager of the offering.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of units, $294,687,500 (or $10.25 per unit) was placed in the Company’s trust account. An audited balance sheet of the Company as of February 23, 2022, reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus, copies of which may be obtained from Citigroup Global Markets Inc., Attention: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146.

The registration statement relating to these securities became effective on February 17, 2022. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering, the closing of such offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Investor Contact:

Gabriel Schillinger

President, PowerUp Acquisition Corporation

(347) 313-8109

Email: gs@powerupacq.com

PR Contact
Tom Ohle

Evolve PR Inc.
(778) 677-6342
Email: tom@evolve-pr.com